Exhibit 99.2

Exhibit 99.2

MasterCard Worldwide

MasterCard Incorporated

First-Quarter 2013 Financial Results Conference Call

May 1, 2013

MasterCard Worldwide

Business Update

• Operational Overview

• Economic Update

• Business Highlights

MasterCard Worldwide

1st Quarter Selected Financial Performance

($ in millions, except per share data)

YOY Growth

As FX

1Q 13 1Q 12 Reported Adjusted

Net revenue $ 1,906 $ 1,758 8% 9%

Total operating expenses 799 758 6% 6%

Operating income 1,107 1,000 11% 11%

Operating margin 58.1% 56.9% 1.2 ppts 1.3 ppts

Net income $ 766 $ 682 12% 13%

Diluted EPS $ 6.23 $ 5.36 16% 17%

Note: Figures may not sum due to rounding

MasterCard Worldwide

1st Quarter Gross Dollar Volume (GDV)

($ in billions)

$1,200 Worldwide

12% Growth

$947

$1,000 Rest of World

$850 16% Growth

$800 $413

$653

$358 United States $567

$600 4% Growth

$253

$206

$400

$283 $294

$493 $534

$200 $152 $160 $361 $400

$132 $134

$0

1Q12 1Q13 1Q12 1Q13 1Q12 1Q13

Credit Debit

Notes: 1. Growth rates are shown in local currency

2. Figures may not sum due to rounding

MasterCard Worldwide

1st Quarter Processed Transactions and Cards

Processed Transactions Cards

12% Growth 8%Growth

10,000

1,915

2,000 1,775

8,000

1,500 727

708

millions) 6,000

(in millions)

ns 1,000

4,000 7,717 8,668 (in

Transactio Cards 1,188

500 1,067

2,000

0 0

1Q 12 1Q 13 1Q 12 1Q 13

MasterCard Cards Maestro Cards

Note: Figures may not sum due to rounding

MasterCard Worldwide

1st Quarter Revenue

($ in millions)

1Q 12 1Q 13

$2,000 $1,758 $1, 906

$840 $901

$1, 000 $714 $775

$531 $607

$262 $280

$0

($589) ($657)

-$1,000

Domestic Cross -Border Transaction Other Rebates and Total Net

Assessments Volume Fees Processing Fees Revenues Incentives Revenue

As reported +7% +14% +9% +7% +12% +8%

FX adjusted +8% +14% +9% +7% +12% +9%

Note: Figures may not sum due to rounding

MasterCard Worldwide

1st Quarter Operating Expenses

($ in millions)

1Q 12 1Q 13

$1,000

$799

$800 $758

$579 $608

$600

$400

$200 $125 $129

$54 $62

$0

General Advertising Depreciation Total

& & & Operating

Administrative Marketing Amortization Expenses

As reported +5% +4% +14% +6%

FX adjusted +5% +4% +14% +6%

Note: Figures may not sum due to rounding

MasterCard Worldwide

Thoughts for the Future

Business update through April 28

Long-term Performance Objectives

Thoughts for 2013

Net Revenue

Operating Expenses

Tax Rate

FX sensitivity

MasterCard Worldwide

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